Century Communities Reports Increased First Quarter 2024 Results

- Deliveries of 2,358 Homes Increased 23% YoY -

- Home Sales Revenues of $922.4 Million Increased 25% YoY -

- First Quarter Net Income Increased 93% YoY to $64.3 Million, or $2.00 Per Diluted Share -

- First Quarter Adjusted Net Income Increased 114% YoY to $71.4 Million, or $2.22 Per Diluted Share -

- Total Lots Increased to 75,089, with Controlled Lots at 58% of Total Lots -

- Community Count Increased to a Record 253 -

Greenwood Village, Colorado (April 24, 2024) – Century Communities, Inc. (NYSE: CCS), one of the nation’s largest homebuilders, today announced financial results for its first quarter ended March 31, 2024.

First Quarter 2024 Highlights

•	Net income of $64.3 million, or $2.00 per diluted share
•	Adjusted net income of $71.4 million, or $2.22 per diluted share
•	Pre-tax income of $84.3 million
•	Adjusted EBITDA of $109.6 million
•	Total revenues of $948.5 million
•	Deliveries of 2,358 homes
•	Net new home contracts of 2,866
•	Homebuilding gross margin of 21.3%
•	Adjusted homebuilding gross margin of 22.8%
•	Completed the acquisition of Landmark Homes of Tennessee on January 22, 2024

“Our first quarter deliveries of 2,358 homes increased 23% versus the prior year quarter as we continued to see solid demand for affordable new homes, with our adjusted net income and net income increasing by 114% and 93%, respectively,” said Dale Francescon, Chairman and Co-Chief Executive Officer. “Our first quarter net new contracts of 2,866 homes increased by 42% on a year-over-year basis and 22% quarter-over-quarter, with sequential increases in each month of the quarter. We increased our quarterly cash dividend by 13% to $0.26 per share and repurchased 186,887 shares of our common stock.”

Rob Francescon, Co-Chief Executive Officer and President, said, “Our total lot inventory of 75,089 increased by 46% over the prior year with the higher lot count driven by gains in our controlled lots, which accounted for 58% of our total lots at the end of the first quarter. Our community count grew by 8% on a year-over-year basis to 253, a record for the Company. Even with the solid demand for new homes, we’ve had continued success in managing our costs and maintained our cycle times in the four-to-five-month timeframe. Our balance sheet remains strong with $2.4 billion in stockholders’ equity, $1.0 billion in liquidity and net homebuilding debt to net capital of 24.9%.”

First Quarter 2024 Results

Net income for the first quarter 2024 was $64.3 million, or $2.00 per diluted share. Adjusted net income, which excludes purchase price accounting and an impairment on other investment, was $71.4 million, or $2.22 per diluted share.

Total revenues were $948.5 million, with first quarter home sales revenues totaling $922.4 million. Deliveries totaled 2,358 homes. The average sales price of home deliveries for the first quarter 2024 was $391,200.

Net new home contracts in the first quarter 2024 were 2,866, and at the end of the first quarter 2024, the Company had 1,590 homes in backlog, representing $667.2 million of backlog dollar value.

Adjusted homebuilding gross margin percentage, excluding interest and purchase accounting, was 22.8% in the first quarter of 2024. Homebuilding gross margin percentage in the first quarter 2024 was 21.3%. Selling, general, and administrative expenses as a percent of home sales revenues was 12.4% in the quarter. Adjusted EBITDA and EBITDA for the first quarter 2024 were $109.6 million and $100.3 million, respectively.

Financial services revenues and pre-tax income were $24.9 million and $10.0 million, respectively, in the first quarter 2024.

Our book value per share increased to a record $76.10 as of March 31, 2024.

Balance Sheet and Liquidity

The Company ended the first quarter 2024 with a strong financial position, including $2.4 billion of stockholders’ equity and $1.0 billion of total liquidity, including $207.6 million of cash.

During the first quarter, the Company increased its quarterly cash dividend by 13% to $0.26 per share and repurchased 186,887 shares of its common stock for $16.1 million.

As of March 31, 2024, homebuilding debt to capital decreased to 29.4% from 29.9% at December 31, 2023 and net homebuilding debt to net capital increased to 24.9% from 22.4% at December 31, 2023.

Full Year 2024 Outlook

Scott Dixon, Interim Chief Financial Officer of the Company, commented, “We are encouraged with our start to the year as we continue to see solid demand across our national footprint and are successfully managing our costs and cycle times. We will grow both our community count and deliveries on a year-over-year basis this year, and we continue to expect our full year 2024 deliveries to be in the range of 10,000 to 11,000 homes and our home sales revenues to be in the range of $3.8 billion to $4.2 billion.”

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, April 24, 2024, at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s first quarter 2024 results, provide commentary, and conduct a question-and-answer session. To participate in the call, please dial 833-816-1103 (domestic) or 412-317-0685 (international). The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through May 1, 2024, by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering the passcode 5208502. A replay of the webcast will be available on the Company’s website for at least one year.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is one of the nation's largest homebuilders, an industry leader in online home sales, and the highest-ranked homebuilder on Newsweek's list of America's Most Trustworthy Companies 2024. Through its Century Communities and Century Complete brands, Century's mission is to build attractive, high-quality homes at affordable prices to provide its valued customers with A HOME FOR EVERY DREAM®. Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Company operates in 18 states and over 45 markets across the U.S., and also offers title, insurance and lending services in select markets through its Parkway Title, IHL Home Insurance Agency, and

Inspire Home Loans subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with United States generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per common share, adjusted homebuilding gross margin, EBITDA, adjusted EBITDA, and ratio of net homebuilding debt to net capital. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “continue,” “will,” “may,” “potential,” “guidance” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the Company’s operating and financial guidance for 2024 and its expectations for growth in its community count and deliveries during 2024. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statement: adverse changes in general economic conditions, including increased interest rates, inflation, and employment levels; the potential impact of global supply chain disruptions, labor, land and raw material or other resource shortages and delays, and municipal and utility delays on the Company’s business, industry and the broader economy; the ability to identify and acquire desirable land; availability and cost of financing; the effect of tax changes; reliance on contractors and key personnel; availability and pricing for land, labor and raw materials or other resources; the ability to pay dividends in the future; and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues
Homebuilding Revenues
Home sales revenues	$922,402	$735,600
Land sales and other revenues	1,216	1,535
Total homebuilding revenues	923,618	737,135
Financial services revenues	24,925	15,855
Total revenues	948,543	752,990
Homebuilding Cost of Revenues
Cost of home sales revenues	(725,570)	(601,385)
Cost of land sales and other revenues	(37)	—
Total homebuilding cost of revenues	(725,607)	(601,385)
Financial services costs	(14,877)	(10,781)
Selling, general, and administrative	(114,109)	(98,313)
Other income (expense)	(9,630)	1,498
Income before income tax expense	84,320	44,009
Income tax expense	(19,988)	(10,698)
Net income	$64,332	$33,311

Earnings per share:
Basic	$2.02	$1.04
Diluted	$2.00	$1.04
Weighted average common shares outstanding:
Basic	31,808,959	31,914,414
Diluted	32,238,808	32,117,082

Century Communities, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)

	March 31,	December 31,
	2024	2023
Assets	(unaudited)	(audited)
Cash and cash equivalents	$122,840	$226,150
Cash held in escrow	84,776	101,845
Accounts receivable	65,995	76,213
Inventories	3,107,133	3,016,641
Mortgage loans held for sale	217,702	251,852
Prepaid expenses and other assets	388,801	350,193
Property and equipment, net	74,647	69,075
Deferred tax assets, net	17,601	16,998
Goodwill	32,082	30,395
Total assets	$4,111,577	$4,139,362
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$135,784	$147,265
Accrued expenses and other liabilities	274,308	303,392
Notes payable	1,069,762	1,062,471
Revolving line of credit	—	—
Mortgage repurchase facilities	212,447	239,298
Total liabilities	1,692,301	1,752,426
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 31,790,585 and 31,774,615 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	318	318
Additional paid-in capital	569,581	592,989
Retained earnings	1,849,377	1,793,629
Total stockholders' equity	2,419,276	2,386,936
Total liabilities and stockholders' equity	$4,111,577	$4,139,362

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Net New Home Contracts

	Three Months Ended March 31,
	2024	2023	% Change
West	440	343	28.3%
Mountain	611	333	83.5%
Texas	514	475	8.2%
Southeast	450	242	86.0%
Century Complete	851	629	35.3%
Total	2,866	2,022	41.7%

Home Deliveries

(dollars in thousands)

	Three Months Ended March 31,
	2024		2023		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	284	$606.5	203	$634.9	39.9%	(4.5)%
Mountain	495	$513.4	455	$539.8	8.8%	(4.9)%
Texas	424	$309.4	327	$273.5	29.7%	13.1%
Southeast	379	$426.1	198	$439.0	91.4%	(2.9)%
Century Complete	776	$262.0	729	$253.4	6.4%	3.4%
Total / Weighted Average	2,358	$391.2	1,912	$384.7	23.3%	1.7%

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Selling Communities

	As of March 31,		Increase/(Decrease)
	2024	2023	Amount	% Change
West	28	26	2	7.7%
Mountain	46	40	6	15.0%
Texas	41	35	6	17.1%
Southeast	30	28	2	7.1%
Century Complete	108	105	3	2.9%
Total	253	234	19	8.1%

Backlog

(dollars in thousands)

	As of March 31,
	2024			2023			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	262	$176,732	$674.5	220	$133,249	$605.7	19.1%	32.6%	11.4%
Mountain	279	161,477	$578.8	319	152,521	$478.1	(12.5)%	5.9%	21.1%
Texas	258	78,396	$303.9	303	95,464	$315.1	(14.9)%	(17.9)%	(3.6)%
Southeast	214	99,448	$464.7	249	110,864	$445.2	(14.1)%	(10.3)%	4.4%
Century Complete	577	151,154	$262.0	829	221,514	$267.2	(30.4)%	(31.8)%	(1.9)%
Total / Weighted Average	1,590	$667,207	$419.6	1,920	$713,612	$371.7	(17.2)%	(6.5)%	12.9%

Lot Inventory

	As of March 31,
	2024			2023			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	4,397	3,230	7,627	4,279	763	5,042	2.8%	323.3%	51.3%
Mountain	8,475	5,602	14,077	10,314	2,325	12,639	(17.8)%	140.9%	11.4%
Texas	9,422	11,183	20,605	7,578	3,217	10,795	24.3%	247.6%	90.9%
Southeast	5,461	10,370	15,831	5,610	3,658	9,268	(2.7)%	183.5%	70.8%
Century Complete	3,955	12,994	16,949	3,585	10,285	13,870	10.3%	26.3%	22.2%
Total	31,710	43,379	75,089	31,366	20,248	51,614	1.1%	114.2%	45.5%
% of Total	42.2%	57.8%	100.0%	60.8%	39.2%	100.0%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted net income and adjusted diluted earnings per share (which we refer to as “Adjusted EPS”) are non-GAAP financial measures that we believe are useful to management, investors and other users of our financial information in evaluating our operating results and understanding our operating trends without the effect of certain non-recurring items. We believe excluding certain non-recurring items provides more comparable assessment of our financial results from period to period. We define adjusted net income as consolidated net income before (i) income tax expense, (ii) inventory impairment, if applicable (iii) restructuring costs, if applicable, (iv) loss on debt extinguishment, if applicable, (v) purchase price accounting for acquired work in process inventory, if applicable, and (vi) impairment on other investments, if applicable, less adjusted income tax expense, calculated using our estimated annual effective tax rate after discrete items for the applicable period. Adjusted EPS is calculated by dividing adjusted net income by weighted average common shares – diluted.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Numerator
Net income	$64,332	$33,311
Denominator
Weighted average common shares outstanding - basic	31,808,959	31,914,414
Dilutive effect of stock-based compensation awards	429,849	202,668
Weighted average common shares outstanding - diluted	32,238,808	32,117,082
Earnings per share:
Basic	$2.02	$1.04
Diluted	$2.00	$1.04

Adjusted earnings per share
Numerator
Net income	$64,332	$33,311
Income tax expense	19,988	10,698
Income before income tax expense	84,320	44,009
Inventory impairment	—	—
Impairment on other investment	7,722	—
Purchase price accounting for acquired work in process inventory	1,581	—
Adjusted income before income tax expense	93,623	44,009
Adjusted income tax expense(1)	(22,193)	(10,698)
Adjusted net income	$71,430	$33,311

Denominator - Diluted	32,238,808	32,117,082

Adjusted diluted earnings per share	$2.22	$1.04

(1)

The tax rates used in calculating adjusted net income for the three months ended March  31, 2024 and 2023 was 23.7% and 24.3%, respectively, which are reflective of the Company’s GAAP tax rates for the applicable periods.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding interest,  inventory impairment, and purchase price accounting for acquired work in process inventory are not measurements of financial performance under GAAP; however, the Company’s management believes that this information is meaningful as it isolates the impact that inventory impairment and indebtedness have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin

(in thousands)

	Three Months Ended March 31,
	2024	%	2023	%

Home sales revenues	$922,402	100.0%	$735,600	100.0%
Cost of home sales revenues	(725,570)	(78.7)%	(601,385)	(81.8)%
Inventory impairment	—	—%	—	—%
Homebuilding gross margin	196,832	21.3%	134,215	18.2%
Add: Inventory impairment	—	—%	—	—%
Add: Interest in cost of home sales revenues	12,033	1.3%	9,807	1.3%
Adjusted homebuilding gross margin excluding interest and inventory impairment	$208,865	22.6%	$144,022	19.6%
Add: Purchase price accounting for acquired work in process inventory	1,581	0.2%	—	—%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$210,446	22.8%	$144,022	19.6%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

The following table presents EBITDA and Adjusted EBITDA for the three months ended March 31, 2024 and 2023. EBITDA and adjusted EBITDA are non-GAAP financial measures we use as a supplemental measure in evaluating operating performance. We define EBITDA as net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense (income), and (iv) depreciation and amortization expense. We define adjusted EBITDA as EBITDA before loss on debt extinguishment (if applicable), inventory impairment (if applicable), purchase price accounting for acquired work in process inventory (if applicable), and impairment on other investments (if applicable). We believe EBITDA and adjusted EBITDA provide an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, our management believes that these measurements are useful for comparing general operating performance from period to period. Neither EBITDA or adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. Our presentation of Adjusted EBITDA should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. Each of our EBITDA and adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

(in thousands)

	Three Months Ended March 31,
	2024	2023	% Change
Net income	$64,332	$33,311	93.1%
Income tax expense	19,988	10,698	86.8%
Interest in cost of home sales revenues	12,033	9,807	22.7%
Interest expense (income)	(1,515)	(2,364)	(35.9)%
Depreciation and amortization expense	5,475	3,292	66.3%
EBITDA	100,313	54,744	83.2%
Inventory impairment	—	—	NM
Impairment on other investment	7,722	—	NM
Purchase price accounting for acquired work in process inventory	1,581	—	NM
Adjusted EBITDA	$109,616	$54,744	100.2%

NM – Not Meaningful

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (homebuilding debt less cash and cash equivalents, and cash held in escrow) by net capital (net homebuilding debt plus total stockholders’ equity). Homebuilding debt is our total debt minus outstanding borrowings under our construction loan agreement and mortgage repurchase facilities. The most directly comparable GAAP measure is the ratio of debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	March 31,	December 31,
	2024	2023
Notes payable	$1,069,762	$1,062,471
Revolving line of credit	—	—
Construction loan agreements	(60,867)	(44,895)
Total homebuilding debt	1,008,895	1,017,576
Total stockholders' equity	2,419,276	2,386,936
Total capital	$3,428,171	$3,404,512
Homebuilding debt to capital	29.4%	29.9%

Total homebuilding debt	$1,008,895	$1,017,576
Cash and cash equivalents	(122,840)	(226,150)
Cash held in escrow	(84,776)	(101,845)
Net homebuilding debt	801,279	689,581
Total stockholders' equity	2,419,276	2,386,936
Net capital	$3,220,555	$3,076,517

Net homebuilding debt to net capital	24.9%	22.4%

Contact Information:

Tyler Langton, Senior Vice President of Investor Relations

303-268-8345

Investorrelations@CenturyCommunities.com

Category:
Earnings